Exhibit 99.1

DIAMONDBACK ENERGY, INC. ANNOUNCES THIRD QUARTER 2019 FINANCIAL AND OPERATING RESULTS AND 2020 CAPITAL AND PRODUCTION GUIDANCE

Midland, TX (November 5, 2019) - Diamondback Energy, Inc. (NASDAQ: FANG) (“Diamondback” or the “Company”) today announced financial and operating results for the third quarter ended September 30, 2019 and announced 2020 capital and production guidance.

THIRD QUARTER 2019 HIGHLIGHTS

•	Q3 2019 net income of $368 million, or $2.26 per diluted share; adjusted net income (as defined and reconciled below) of $239 million, or $1.47 per diluted share

•	Q3 2019 Consolidated Adjusted EBITDA (as defined and reconciled below) of $732 million; adjusted EBITDA net of non-controlling interest of $699 million

•	Q3 2019 production of 287.1 MBOE/d (65% oil), up 2% over Q2 2019 and 133% over Q3 2018

•	Q3 2019 capital expenditures of $825 million; turned 88 wells to production

•	Updated 2019 CAPEX guidance of $2.85 - $2.90 billion, narrowed from $2.725 - $2.950 billion previously

•	Declared Q3 2019 cash dividend of $0.1875 per share payable on November 22, 2019; implies a 0.9% annualized yield based on the November 1, 2019 share closing price of $86.79

•
Repurchased 2,954,000 shares in Q3 2019 for ~$296 million; repurchases through Q3 2019 of $400 million represent 20.0% of the Board approved program for up to $2.0 billion of stock repurchases through December 31, 2020

•	On October 1, 2019, closed previously announced Drop-Down transaction to subsidiary Viper Energy Partners LP

2020 CAPITAL AND OPERATING PLAN HIGHLIGHTS

•	Full year 2020 production guidance of 310.0 - 325.0 MBOE/d, implied growth of 10% - 15% from midpoint of anticipated full year 2019 production

•	Full year 2020 oil production guidance of 205.0 - 215.0 MBO/d, implied growth of 10% - 15% from midpoint of anticipated full year 2019 production

•
Full year 2020 CAPEX guidance of $2.8 - $3.0 billion, including drill, complete and equip ("D,C&E") of $2.45 - $2.60 billion, $200 - $225 million of midstream capital and $150 - $175 million of infrastructure capital

•	Plan to operate between 20 - 23 drilling rigs and complete between 320 - 360 gross wells with an average lateral length of approximately 9,700 feet

•	Diamondback believes it can maintain flat exit 2019 to exit 2020 production with 15 operated drilling rigs and ~$1.7 billion of D,C&E capital assuming current service costs

"After growing significantly during the first two quarters of the year, Diamondback’s oil production declined in the third quarter due to the sale of our Central Basin Platform assets effective July 1, 2019, which removed ~5,800 barrels per day of low margin oil production from our asset base.  Notwithstanding the effect of this sale, Diamondback’s overall production grew, but the oil percentage declined in the third quarter due to the completion of 18 wells in our Vermejo area in Reeves County and 14 wells in Glasscock County, five of which were DUCs drilled prior to the closing of the Energen merger.  Wells in these two areas on average begin production with oil cuts of ~65% and made up over 35% of total gross wells completed in the third quarter, versus 12% of wells completed in the first half of 2019 and ~15% of expected fourth quarter wells.  This completion mix, along with the return of significant oil volumes that were impacted by offset completions in the third quarter, is expected to result in fourth quarter 2019 oil production growth of ~3% from third quarter volumes.  As a result of the change in our portfolio asset mix due to the Energen merger, we now expect to average 66% - 67% oil for full year 2019 and ~66% oil in 2020," stated Travis Stice, Chief Executive Officer of Diamondback.

Mr. Stice continued, “Our per lateral foot well costs continue to decline and we expect that a combination of continued efficiency gains and service cost tailwinds will drive well costs lower into 2020.  As a result, we are initiating a capital efficient 2020 capital plan of $2.8 - $3.0 billion, which includes all facilities, midstream and infrastructure spending along with drilling and completion capital.  We plan to complete over 10% more net lateral feet and over 20 more gross total wells within the same consolidated budget framework as 2019. This plan is expected to result in 10% - 15% estimated year over year oil production growth, while generating free cash flow after paying our dividend, based on a commodity price deck of $45 per Bbl WTI for oil, a realized price of $13 per Bbl for NGLs and a realized price of $1.50 for natural gas.  Should commodity prices decline in 2020, we will be prepared to act responsibly and cut capital spending as we have done multiple times over the past few years.  If commodity prices rally, we plan to use excess free cash flow to complete our buyback program or pay down debt. Over the long term, Diamondback intends to continue to grow production and free cash flow on a per share basis, while maintaining our best in class cost structure."

OPERATIONS UPDATE

Diamondback’s Q3 2019 production averaged 287.1 MBOE/d (65% oil), up 133% year over year from 123.0 MBOE/d in Q3 2018, and up 2% quarter over quarter from 280.4 MBOE/d in Q2 2019.

During the third quarter of 2019, Diamondback drilled 83 gross horizontal wells and turned 88 operated horizontal wells to production. The average lateral length for the wells completed during the third quarter was 9,549 feet. Operated completions during the third quarter consisted of 58 Wolfcamp A wells, 10 Lower Spraberry wells, seven Wolfcamp B wells, four Middle Spraberry wells, four Jo Mill wells, two Second Bone Spring wells, one Third Bone Spring well, one Wolfcamp D well and one Meramec well.

For the nine months ended September 30, 2019, the Company drilled 255 gross horizontal wells and turned 239 operated horizontal wells to production. The average lateral length for wells completed during the first nine months of 2019 was 9,665 feet, and consisted of 142 Wolfcamp A wells, 43 Lower Spraberry wells, 25 Wolfcamp B wells, nine Middle Spraberry wells, seven Second Bone Spring wells, six Jo Mill wells, five Third Bone Spring wells, one Wolfcamp D well and one Meramec well.

FINANCIAL UPDATE
Diamondback's third quarter 2019 net income was $368 million, or $2.26 per diluted share. Adjusted net income (a non-GAAP financial measure as defined and reconciled below) was $239 million, or $1.47 per diluted share, down 13% from $1.70 in Q2 2019 and down 12% from $1.67 in Q3 2018.

Third quarter 2019 Adjusted EBITDA (as defined and reconciled below) was $699 million, down 9% from $772 million in Q2 2019 and up 88% from $372 million in Q3 2018.

Third quarter 2019 average realized prices were $51.71 per barrel of oil, $0.62 per Mcf of natural gas and $11.61 per barrel of natural gas liquids, resulting in a total equivalent unhedged price of $36.20/BOE. As previously indicated, Diamondback expects realized prices to improve relative to WTI through the remainder of 2019 and 2020 as fixed differential contracts roll off and convert to Diamondback's commitments on the EPIC and Gray Oak pipelines or move to the current Midland market price. Based on current market differentials and estimated in-basin gathering costs, Diamondback expects to realize ~95% of WTI for the remainder of 2019 and ~100% of WTI in 2020, all including the effect of current basis hedges, firm transportation agreements and in-basin gathering costs.

Diamondback's cash operating costs for the third quarter of 2019 were $8.70 per BOE, including lease operating expenses ("LOE") of $4.85 per BOE, cash general and administrative ("G&A") expenses of $0.59 per BOE and production and ad valorem taxes and transportation of $3.26 per BOE.

As of September 30, 2019, Diamondback had $77 million in standalone cash and approximately $1.6 billion of outstanding borrowings under its revolving credit facility.

During the third quarter of 2019, Diamondback spent $701 million on drilling and completion, $28 million on non-operated properties, $21 million on infrastructure and $75 million on midstream, for total capital expenditures of $825 million. For the nine months ended September 30, 2019, the Company spent $1,801 million on drilling and completion, $82 million on non-operated properties, $104 million on infrastructure and $186 million on midstream, for total capital expenditures of $2,173 million.

CAPITAL RETURN PROGRAM

Diamondback announced today that the Company's Board of Directors declared a cash dividend of 18.75 cents per common share for the third quarter of 2019 payable on November 22, 2019, to stockholders of record at the close of business on November 15, 2019.

During the third quarter of 2019, Diamondback repurchased 2,954,000 shares of common stock for approximately $296 million. As of September 30, 2019, Diamondback repurchased 3,970,000 shares, or approximately 20% of the Board approved program.

The repurchase program is authorized to extend through December 31, 2020, and the Company intends to purchase stock under the repurchase program opportunistically with funds from cash generated from operations and liquidity events such as the sale of assets. This repurchase program may be suspended from time to time, modified, extended or discontinued by the Board of Directors at any time. Purchases under the repurchase program may be made from time to time in open market or privately negotiated transactions in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, and will be subject to market conditions, applicable legal requirements, contractual obligations and other factors. Any stock purchased as part of this program will be retired and made available for future issuances by the Company.

PRELIMINARY 2020 GUIDANCE

Diamondback expects full year 2020 average daily production of 310.0 - 325.0 MBOE/d and average daily oil production of 205.0 - 215.0 MBO/d with an estimated capital spend of $2.8 - $3.0 billion. The capital budget includes $200 - $225 million of midstream capital and $150 - $175 million of infrastructure capital. During 2020, Diamondback expects to complete between 320 - 360 gross operated wells from a 20 - 23 rig drilling program. Full year 2020 well costs are expected to be between $720 - $750 per lateral foot in the Midland Basin and between $1,075 - $1,125 per lateral foot in the Delaware Basin.

Note the 2020 capital program includes 100% working interest capital for 15 - 17 wells on the San Pedro joint venture acreage with Carlyle due to the accounting treatment of the joint venture, resulting in over $175 million of gross capital for these projects in the consolidated budget.  Per the joint development agreement, Diamondback's net capital contribution to these wells will be less than 20% of the total capital ($35 million). The majority of the working interest associated with this development reverts back to Diamondback should certain return thresholds be met.

Preliminary 2020 Guidance
Diamondback Energy, Inc.

Total net production – MBOE/d	310.0 - 325.0
Oil production - MBO/d	205.0 - 215.0

Capital Budget ($ - million)
Horizontal drilling & completion	$2,450 - $2,600
Midstream (ex. long-haul pipeline investments)	$200 - $225
Infrastructure	$150 - $175
2020 Capital Spend	$2,800 - $3,000

Gross horizontal D,C&E/Ft. - Midland Basin	$720 - $750
Gross horizontal D,C&E/Ft. - Delaware Basin	$1,075 - $1,125
Gross horizontal wells completed (net)	320 - 360 (288 - 324)
Average lateral length (Ft.)	~9,700'
Midland Basin net lateral feet (%)	~55%
Delaware Basin net lateral feet (%)	~45%

FULL YEAR 2019 GUIDANCE

Diamondback is narrowing its full year 2019 guidance for average daily production to between 281.0 to 282.0 MBOE/d and is narrowing full year 2019 CAPEX to between $2.85 - $2.90 billion. Diamondback now expects to complete 310 - 315 gross operated horizontal wells in 2019.

	2019 Guidance	2019 Guidance
	Diamondback Energy, Inc.	Viper Energy Partners LP

Total net production – MBOE/d	281.0 - 282.0	21.0 - 21.5
Oil production - % of net production	66% - 67%	66% - 67%

Unit costs ($/BOE)
Lease operating expenses, including workovers	$4.50 - $4.75
Gathering and transportation	$0.70 - $0.80
G&A
Cash G&A	Under $0.75	Under $1.00
Non-cash equity-based compensation	$0.25 - $0.50	$0.30 - $0.40
D,D&A	$13.00 - $15.00	$9.00 - $10.50
Interest expense (net of interest income)	$1.50 - $1.75

Midstream service expense (net of revenue; $MM)	$0 - $10
Production and ad valorem taxes (% of revenue)(a)	7.0%	7.0%
Corporate tax rate (% of pre-tax income)	23%

Gross horizontal D,C&E/Ft. - Midland Basin	$730 - $760
Gross horizontal D,C&E/Ft. - Delaware Basin	$1,075 - $1,150
Gross horizontal wells completed (net)	310 - 315 (279 - 284)
Average lateral length (Ft.)	~9,600'

Capital Budget ($ - million)
Horizontal drilling and completion	$2,450 - $2,500
Midstream (ex. long-haul pipeline investments)	$250
Infrastructure	$150
2019 Capital Spend	$2,850 - $2,900

(a)	Includes production taxes of 4.6% for crude oil and 7.5% for natural gas and NGLs and ad valorem taxes.

CONFERENCE CALL
Diamondback will host a conference call and webcast for investors and analysts to discuss its results for the third quarter of 2019 on Wednesday, November 6, 2019 at 9:00 a.m. CT.  Participants should call (877) 440-7573 (United States/Canada) or (253) 237-1144 (International) and use the confirmation code 2569298.  A telephonic replay will be available from 12:00 p.m. CT on Wednesday, November 6, 2019 through Wednesday, November 13, 2019 at 12:00 p.m. CT.  To access the replay, call (855) 859-2056 (United States/Canada) or (404) 537-3406 (International) and enter confirmation code 2569298.  A live broadcast of the earnings conference call will also be available via the internet at www.diamondbackenergy.com under the “Investor Relations” section of the site.  A replay will also be available on the website following the call.

About Diamondback Energy, Inc.

Diamondback is an independent oil and natural gas company headquartered in Midland, Texas focused on the acquisition, development, exploration and exploitation of unconventional, onshore oil and natural gas reserves in the Permian Basin in West Texas. For more information, please visit www.diamondbackenergy.com.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than historical facts, that address activities that Diamondback assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. The forward-looking statements are based on management’s current beliefs, based on currently available information, as to the outcome and timing of future events, including proposed sales of assets, future dividends, production, drilling and capital expenditure plans and effects of hedging arrangements. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of Diamondback. Information concerning these risks and other factors can be found in Diamondback’s filings with the Securities and Exchange Commission, including its Forms 10-K, 10-Q and 8-K, which can be obtained free of charge on the Securities and Exchange Commission’s web site at http://www.sec.gov. Diamondback undertakes no obligation to update or revise any forward-looking statement.

Diamondback Energy, Inc.
Consolidated Balance Sheets
(unaudited, in millions, except share amounts)

	September 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$100	$215
Accounts receivable:
Joint interest and other, net	171	96
Oil and natural gas sales	367	296
Inventories	45	37
Derivative instruments	140	231
Prepaid expenses and other	22	50
Total current assets	845	925
Property and equipment:
Oil and natural gas properties, full cost method of accounting ($9,464 million and $9,670 million excluded from amortization at September 30, 2019 and December 31, 2018, respectively)	24,822	22,299
Midstream assets	884	700
Other property, equipment and land	152	147
Accumulated depletion, depreciation, amortization and impairment	(3,815)	(2,774)
Net property and equipment	22,043	20,372
Funds held in escrow	7	—
Equity method investments	225	1
Derivative instruments	58	—
Deferred tax asset	158	97
Investment in real estate, net	111	116
Other assets	106	85
Total assets	$23,553	$21,596
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable-trade	$233	$128
Accrued capital expenditures	427	495
Other accrued liabilities	304	253
Revenues and royalties payable	207	143
Derivative instruments	10	—
Total current liabilities	1,181	1,019
Long-term debt	4,761	4,464
Derivative instruments	2	15
Asset retirement obligations	90	136
Deferred income taxes	2,019	1,785
Other long-term liabilities	11	10
Total liabilities	8,064	7,429
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.01 par value, 200,000,000 shares authorized, 161,142,305 issued and outstanding at September 30, 2019; 200,000,000 shares authorized, 164,273,447 issued and outstanding at December 31, 2018	2	2
Additional paid-in capital	12,641	12,936
Retained earnings	1,407	762
Total Diamondback Energy, Inc. stockholders’ equity	14,050	13,700
Non-controlling interest	1,439	467
Total equity	15,489	14,167
Total liabilities and equity	$23,553	$21,596

Diamondback Energy, Inc.
Consolidated Statements of Operations
(unaudited, $ in millions except per share data, shares in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Revenues:
Oil, natural gas and natural gas liquid sales	$956	$525	$2,798	$1,507
Lease bonus	1	1	4	2
Midstream services	16	8	51	27
Other operating income	2	3	7	7
Total revenues	975	537	2,860	1,543
Costs and expenses:
Lease operating expenses	128	49	364	129
Production and ad valorem taxes	61	33	180	93
Gathering and transportation	25	6	54	17
Midstream services	26	20	60	49
Depreciation, depletion and amortization	365	146	1,046	391
General and administrative expenses	19	14	68	45
Asset retirement obligation accretion	1	—	6	1
Other operating expense	1	1	3	2
Total costs and expenses	626	269	1,781	727
Income from operations	349	268	1,079	816
Other income (expense):
Interest expense, net	(38)	(19)	(133)	(49)
Other income, net	2	2	5	89
Gain (loss) on derivative instruments, net	177	(48)	3	(139)
Gain on revaluation of investment	—	—	4	5
Total other income (expense), net	141	(65)	(121)	(94)
Income before income taxes	490	203	958	722
Provision for income taxes	102	43	171	83
Net income	388	160	787	639
Net income attributable to non-controlling interest	20	3	60	100
Net income attributable to Diamondback Energy, Inc.	$368	$157	$727	$539

Earnings per common share:
Basic	$2.27	$1.59	$4.44	$5.47
Diluted	$2.26	$1.59	$4.42	$5.45
Weighted average common shares outstanding:
Basic	162,543	98,638	164,070	98,603
Diluted	162,780	98,818	164,466	98,820
Dividends declared per share	$0.1875	$0.125	$0.5625	$0.375

Diamondback Energy, Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)

	Nine Months Ended September 30,
	2019	2018

Cash flows from operating activities:
Net income	$787	$639
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for deferred income taxes	171	83
Asset retirement obligation accretion	6	1
Depreciation, depletion and amortization	1,046	391
Amortization of debt issuance costs	4	2
Change in fair value of derivative instruments	30	24
Income from equity investment	1	—
Gain on revaluation of investment	(4)	(5)
Equity-based compensation expense	27	18
Loss on sale of assets, net	—	3
Changes in operating assets and liabilities:
Accounts receivable	(116)	(21)
Inventories	(8)	(14)
Prepaid expenses and other	8	(6)
Accounts payable and accrued liabilities	(136)	18
Accrued interest	(29)	13
Income tax payable	1	—
Revenues and royalties payable	64	7
Net cash provided by operating activities	1,852	1,153
Cash flows from investing activities:
Drilling, completions and non-operated additions to oil and natural gas properties	(1,883)	(900)
Infrastructure additions to oil and natural gas properties	(104)	(110)
Additions to midstream assets	(186)	(130)
Purchase of other property, equipment and land	(8)	(2)
Acquisition of leasehold interests	(311)	(186)
Acquisition of mineral interests	(320)	(336)
Proceeds from sale of assets	301	7
Investment in real estate	(1)	(111)
Funds held in escrow	(7)	(51)
Equity investments	(225)	—
Net cash used in investing activities	(2,744)	(1,819)
Cash flows from financing activities:
Proceeds from borrowings under credit facility	1,409	1,028
Repayment under credit facility	(1,168)	(1,222)
Proceeds from senior notes	—	1,062
Proceeds from joint venture	42	—
Debt issuance costs	(7)	(14)
Public offering costs	(40)	(3)
Proceeds from public offerings	1,106	306
Proceeds from exercise of stock options	9	—

Diamondback Energy, Inc.
Consolidated Statements of Cash Flows
(unaudited, in millions)
Repurchased shares for tax withholdings	(13)	—
Repurchased as part of share buyback	(400)	—
Dividends to stockholders	(82)	(25)
Distributions to non-controlling interest	(79)	(69)
Net cash provided by financing activities	777	1,063
Net (decrease) increase in cash and cash equivalents	(115)	397
Cash and cash equivalents at beginning of period	215	112
Cash and cash equivalents at end of period	$100	$509

Supplemental disclosure of cash flow information:
Interest paid, net of capitalized interest	$115	$52
Supplemental disclosure of non-cash transactions:
Change in accrued capital expenditures	$(68)	$71
Capitalized stock-based compensation	$9	$7
Asset retirement obligations acquired	$3	$—

Diamondback Energy, Inc.
Selected Operating Data
(unaudited)

	Three Months Ended September 30, 2019	Three Months Ended June 30, 2019	Three Months Ended September 30, 2018
Production Data:
Oil (MBbls)	17,064	17,402	8,120
Natural gas (MMcf)	26,271	21,439	7,804
Natural gas liquids (MBbls)	4,974	4,538	1,893
Combined volumes (MBOE)(1)(2)	26,417	25,513	11,314
Average daily production (BOE/d)(2)	287,138	280,365	122,975
% Oil	65%	68%	72%

Average Prices:
Oil ($ per Bbl)	$51.71	$54.41	$55.96
Natural gas ($ per Mcf)	$0.62	$(0.41)	$1.86
Natural gas liquids ($ per Bbl)	$11.61	$13.60	$30.26
Combined ($ per BOE)	$36.20	$39.19	$46.51
Oil, hedged ($ per Bbl)(3)	$51.84	$53.95	$51.20
Natural gas, hedged ($ per MMbtu)(3)	$0.69	$0.04	$1.89
Natural gas liquids, hedged ($ per Bbl)(1)	$12.83	$14.41	$30.26
Average price, hedged ($ per BOE)(3)	$36.59	$39.39	$43.11

Average Costs per BOE:
Lease operating expense	$4.85	$4.98	$4.34
Production and ad valorem taxes	2.31	2.51	2.96
Gathering and transportation expense	0.95	0.67	0.62
General and administrative - cash component	0.59	0.51	0.78
Total operating expense - cash	$8.70	$8.67	$8.70

General and administrative - non-cash component	$0.16	$0.35	$0.47
Depreciation, depletion and amortization	$13.82	$14.07	$12.93
Interest expense, net	$1.44	$1.92	$1.64

(1)	Bbl equivalents are calculated using a conversion rate of six Mcf per one Bbl.

(2)	The volumes presented are based on actual results and are not calculated using the rounded numbers in the table above.

(3)
Hedged prices reflect the effect of our commodity derivative transactions on our average sales prices. Our calculation of such effects includes realized gains and losses on cash settlements for commodity derivatives, which we do not designate for hedge accounting.

NON-GAAP FINANCIAL MEASURES
Adjusted EBITDA is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted EBITDA as net income plus non-cash (gain) loss on derivative instruments, net, interest expense, net, depreciation, depletion and amortization, non-cash equity-based compensation expense, capitalized equity-based compensation expense, asset retirement obligation accretion expense, gain (loss) on revaluation of investment and income tax (benefit) provision. Adjusted EBITDA is not a measure of net income as determined by United States’ generally accepted accounting principles ("GAAP"). Management believes Adjusted EBITDA is useful because it allows it to more effectively evaluate the Company’s operating performance and compare the results of its operations from period to period without regard to its financing methods or capital structure. The Company adds the items listed above to net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within its industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. Adjusted EBITDA should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of the Company’s operating performance or liquidity. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of Adjusted EBITDA. The Company’s computation of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.
The following tables present a reconciliation of the non-GAAP financial measure of Adjusted EBITDA to the GAAP financial measure of net income (loss).

Diamondback Energy, Inc.
Reconciliation of Adjusted EBITDA to Net Income
(unaudited, in millions)

	Three Months Ended September 30, 2019	Three Months Ended June 30, 2019	Three Months Ended September 30, 2018
Net income	$388	$356	$160
Non-cash loss (gain) on derivative instruments, net	(166)	(89)	10
Interest expense, net	38	49	19
Depreciation, depletion and amortization	365	359	146
Non-cash equity-based compensation expense	3	13	7
Capitalized equity-based compensation expense	1	(4)	(2)
Asset retirement obligation accretion expense	1	3	—
Gain (loss) on revaluation of investment	—	—	—
Income tax provision	102	102	43
Consolidated Adjusted EBITDA	$732	$789	$383
Adjustment for non-controlling interest	(33)	(17)	(11)
Adjusted EBITDA attributable to Diamondback Energy, Inc.	$699	$772	$372

Adjusted EBITDA per common share:
Basic	$4.30	$4.68	$3.77
Diluted	$4.29	$4.68	$3.76
Weighted average common shares outstanding:
Basic	162,543	164,839	98,638
Diluted	162,780	165,019	98,818

Adjusted net income is a non-GAAP financial measure equal to net income attributable to Diamondback Energy, Inc. adjusted for non-cash gain on derivative instruments and related income tax adjustments. The Company’s computation of adjusted net income may not be comparable to other similarly titled measures of other companies or to such measure in our credit facility or any of our other contracts.

The following table presents a reconciliation of adjusted net income to net income:

Diamondback Energy, Inc.
Adjusted Net Income
(unaudited, in millions, except share amounts and per share data)

	Three Months Ended September 30, 2019
	Pre-Tax Amounts	Amounts Per Share
Net income attributable to Diamondback Energy, Inc.	$368	$2.26
Non-cash gain on derivative instruments	(166)	(1.02)
Adjusted income excluding above item	202	1.24
Income tax adjustment for above item	37	0.23
Adjusted net income	$239	$1.47

Derivatives

As of the filing date, the Company had the following outstanding derivative contracts. The Company’s derivative contracts are based upon reported settlement prices on commodity exchanges, with crude oil derivative settlements based on New York Mercantile Exchange West Texas Intermediate pricing and Crude Oil Brent and with natural gas derivative settlements based on the New York Mercantile Exchange Henry Hub pricing. When aggregating multiple contracts, the weighted average contract price is disclosed.

	Crude Oil (Bbls/day, $/Bbl)
	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
Swaps - WTI (Cushing)	29,457	14,000	14,000	10,000	10,000
	$61.21	$57.58	$57.58	$58.27	$58.27
Swaps - WTI (Magellan East Houston)	10,000	6,000	6,000	6,000	6,000
	$63.47	$62.80	$62.80	$62.80	$62.80
Swaps - Crude Brent Oil	7,000	11,500	11,500	7,500	7,500
	$67.71	$61.76	$61.76	$62.44	$62.44
Basis Swaps	45,000	41,538	41,538	41,087	41,087
	$(5.52)	$(1.21)	$(1.21)	$(1.21)	$(1.21)
Three-Way Collar - WTI (Cushing)	15,652	19,700	19,700	17,700	17,700
Short Put Price ($/Bbl)	$35.94	$43.98	$43.98	$44.44	$44.44
Long Put Price ($/Bbl)	$45.94	$53.98	$53.98	$54.44	$54.44
Ceiling Price ($/Bbl)	$61.65	$65.18	$65.18	$65.68	$65.68
Three-Way Collar - WTI (Magellan East Houston)	5,000	14,000	14,000	14,000	14,000
Short Put Price ($/Bbl)	$50.00	$50.00	$50.00	$50.00	$50.00
Long Put Price ($/Bbl)	$60.00	$60.00	$60.00	$60.00	$60.00
Ceiling Price ($/Bbl)	$66.10	$68.61	$68.61	$68.61	$68.61
Three-Way Collar - Crude Brent Oil	6,000	32,250	32,250	32,250	32,250
Short Put Price ($/Bbl)	$51.67	$50.00	$50.00	$50.00	$50.00
Long Put Price ($/Bbl)	$61.67	$60.00	$60.00	$60.00	$60.00
Ceiling Price ($/Bbl)	$78.47	$70.86	$70.86	$70.86	$70.86

	Natural Gas (Mmbtu/day, $/Mmbtu)
	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	FY 2021
Natural Gas Swaps - Henry Hub	70,000	30,000	30,000	30,000	30,000	—
	$3.06	$2.55	$2.55	$2.55	$2.55	$—
Natural Gas Swaps - Waha Hub	—	80,000	80,000	80,000	80,000	—
	$—	$1.68	$1.68	$1.68	$1.68	$—
Natural Gas Basis Swaps - Waha Hub	70,000	40,000	40,000	40,000	40,000	100,000
	$(1.56)	$(1.10)	$(1.10)	$(1.10)	$(1.10)	$(0.68)

Natural Gas Liquids (Bbls/day, $/Bbl)
Q4 2019
Natural Gas Liquid Swaps - Mont Belvieu	7,500
$27.30

Investor Contact:
Adam Lawlis
+1 432.221.7467
alawlis@diamondbackenergy.com